UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 17, 2019

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-279552
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 17, 2019, following the 2018 annual meeting of shareholders (the “2018 Annual Meeting”) of MiMedx Group, Inc. (the “Company”), Larry W. Papasan notified the Company of his decision to resign from the board of directors (the “Board”), effective immediately. The decision of Mr. Papasan to resign from the Board was not because of a disagreement with the Company.

On June 19, 2019, the Board appointed each of Richard J. Barry and James L. Bierman as Class III directors. Also, on June 19, 2019, Mr. Newton and Mr. Bierman were appointed to the Audit Committee of the Board; Mr. Barry was appointed to the Compensation Committee of the Board; M. Kathleen Behrens Wilsey was appointed to the Ethics and Compliance Committee of the Board; and Charles R. Evans was appointed to the Nominating and Corporate Governance Committee of the Board. The information regarding Messrs. Barry and Bierman required by Item 5.02(d) of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on May 30, 2019 (the “May 30, 2019 Form 8-K”).

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 17, 2019, the Company held the 2018 Annual Meeting. There were three proposals acted upon at the 2018 Annual Meeting: (1) the election of three Class II directors, (2) a proposal to amend the Company’s Amended and Restated Bylaws (the “Bylaws”) to require the Board to hold a meeting on August 19, 2019 for the election of three Class III directors and (3) a proposal to repeal any amendments to the Bylaws adopted by the Board subsequent to October 3, 2018 and prior to August 19, 2019. All three of the Company’s nominees for director—M. Kathleen Behrens Wilsey, K. Todd Newton and Timothy R. Wright—were elected as Class II directors under Proposal 1. Neither of the other proposals was approved by the Company’s shareholders.

The information required by Item 5.07(c) of Form 8-K is incorporated herein by reference to the disclosure set forth in Item 1.01 of the May 30, 2019 Form 8-K. Pursuant to the Cooperation Agreement disclosed in Item 1.01 of the May 30, 2019 Form 8-K, the Company has agreed to reimburse Prescience (as defined in the May 30, 2019 Form 8-K) for its reasonable out-of-pocket fees and expenses (including legal expenses) incurred in connection with matters related to the 2018 Annual Meeting, in an amount not to exceed $500,000 in the aggregate. Prescience has advised the Company that such fees and expenses exceeded $500,000. As a result, the Company anticipates that it will be obligated to reimburse the full $500,000.

At the close of business on May 9, 2019, the record date for the determination of shareholders entitled to vote at the 2018 Annual Meeting, there were 110,753,620 shares of Company common stock outstanding. At the 2018 Annual Meeting, 83,561,234 shares of Company common stock (i.e., over 75% of those entitled to vote at the 2018 Annual Meeting) were represented in person or by proxy. Set forth below is information regarding the votes cast for each proposal:

Proposal 1: Election of Three Class II Directors.

	For	Withheld	Broker Non-votes
M. Kathleen Behrens Wilsey	67,479,055	378,946	N/A
K. Todd Newton	67,472,801	385,200	N/A
Timothy R. Wright	66,065,124	1,792,877	N/A
Parker H. Petit	13,771,202	1,932,031	N/A
David J. Furstenberg	13,757,045	1,946,188	N/A
Shawn P. George	14,257,009	1,446,224	N/A

Proposal 2: Class III Director Election Bylaw Proposal.

	For	Against	Abstain	Broker Non-votes
Total shares voted	27,027,864	55,066,639	1,466,731	N/A

Proposal 3: Bylaw Repeal Proposal.

	For	Against	Abstain	Broker Non-votes
Total shares voted	27,041,575	54,815,823	1,703,836	N/A

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2019	MIMEDX GROUP, INC.

	By:	/s/ Edward J. Borkowski
Interim Chief Financial Officer

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